UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 29, 2010
CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On July 29, 2010, Calgon Carbon Corporation (the “Company”) received an adverse verdict from the United States District Court for the Western District of Pennsylvania in Calgon Carbon Corp. v. ADA-ES, Inc. (“ADA-ES”). The jury awarded ADA-ES $12.0 million, consisting of $3.0 million for past and $9.0 million for future damages.
The litigation concerned a contract awarded to the Company in March of 2008 by a major U.S. power generator for the supply of powdered activated carbon for the removal of mercury from flue gas. The Company disputed ADA-ES’s claim that it had earned a commission for the contract based on a memorandum of understanding between the two companies that was terminated in August of 2007.
The Company’s press release with respect to this announcement is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
99.1	Press Release dated July 29, 2010

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION (Registrant)
Date: August 2, 2010	/s/ Richard D. Rose
(Signature)
Richard D. Rose Vice President, General Counsel and Secretary